EXHIBIT 4.3


                              ARRANGEMENT AGREEMENT



THIS AGREEMENT dated the 28th day of March, 2003.


BETWEEN:

          VERB EXCHANGE INC., a corporation incorporated under the laws of Canada

          ("Verb")

AND:

          MILLENNIUM VENTURES LTD., a corporation incorporated under the laws of British Columbia

          ("Millennium")

AND:

          LATTICE CAPITAL CORPORATION, a corporation incorporated under the laws of British Columbia

          ("Lattice")

WHEREAS:

A. Verb wishes to acquire all of the issued and outstanding securities of Millennium and Lattice (collectively, the "CPC's") in order to acquire the net cash held by the CPC's, by issuing common shares of Verb in exchange therefor;

B. The CPC's wish to effect same by proposing to the holders of their respective securities a plan of arrangement under the provisions of section 252 of the Company Act (British Columbia) on the terms and conditions set forth herein;

C. Verb is a party to this agreement, and the proposed arrangement and plan of arrangement, but is not itself conducting an arrangement for purposes of corporate law;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective premises, covenants, representations and warranties of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1   In this Agreement and in the Plan of Arrangement:

      (a)   "Agreement" means this agreement, and all Schedules affixed hereto;

      (b) "Approving CPC's" means the CPC's whose respective Securityholders, and such other persons involved with the CPC as may be required pursuant to the Interim Order, have passed all necessary special resolutions to approve the Arrangement, this Agreement, the Plan of Arrangement, and the transactions contemplated herein and therein;

      (c) "Arrangement" means, collectively, the arrangement between Millennium and its respective Securityholders and Lattice and its respective Securityholders under the provisions of section 252 of the B.C. Act, pursuant to the terms and conditions set forth in this Agreement and in the Plan of Arrangement;

      (d) "B.C. Act" means the Company Act (British Columbia), R.S.B.C. 1996, C-62, as amended;

      (e) "Business Day" means a day which is not a Saturday, Sunday or statutory holiday in the Province of British Columbia;

      (f) "Closing" means the completion of the Arrangement into escrow pursuant to the terms and conditions set forth in this Agreement and in the Plan of Arrangement;

      (g)   "Closing Date" means the date of the Closing;

      (h)   "Court" means the Supreme Court of British Columbia;

      (i)   "CPC's" means, collectively, Millennium and Lattice;

      (j) "CPC's Liabilities" means any and all debts, liabilities, obligations and cash commitments of such CPC of every nature and kind, whether absolute or contingent, whether accrued or unaccrued, or whether arising in contract or otherwise;

      (k) "CPC Securities" means, collectively, the Millennium Shares, Millennium Options, Lattice Shares and Lattice Options;

      (l)   "Depository" means, Pacific Corporate Trust Company;

      (m) "Dissenting Shareholders" means the Securityholders who have properly exercised rights of dissent in connection with the Arrangement and become entitled to require a CPC to purchase all of the Securityholders' respective CPC Securities in respect of which a valid notice of dissent was given as provided for in the Plan of Arrangement, the B.C. Act or the Interim Order;

      (n) "Effective Time" means the point in time when a certified copy of the Final Order has been accepted for filing by the Registrar;

      (o)   "Exchange" means the TSX Venture Exchange;

      (p) "Final Order" means the final order of the Court approving the Arrangement and the Plan of Arrangement, in form and substance satisfactory to Verb acting reasonably;

      (q) "Information Circular" means the information circular to be jointly prepared by the CPC's in connection with the Meetings;

      (r) "Interim Order" means the interim order of the Court relating to the convening of the Meetings and such other matters relating to the Arrangement and the Plan of Arrangement as may properly be brought before the Court, in form and substance satisfactory to Verb acting reasonably;

      (s) "Lattice Holders" means, collectively, the registered holders of the Lattice Shares and Lattice Options;

      (t) "Lattice Options" means, collectively, the issued and outstanding options of Lattice entitling the holders hereof to acquire an aggregate of 335,000 common shares of Lattice at a price of $0.15 per common share until April 18, 2006;

      (u) "Lattice Shares" means, collectively, the issued and outstanding common shares of Lattice;

      (v) "Letter of Intent" means the letter of intent between Verb and the CPC's with respect to the transactions set forth herein;

      (w) "Meetings" means the general meetings of the Securityholders, and any adjournments thereof, to be convened and held to consider and, if thought fit, to approve, among other matters, the Arrangement, this Agreement, the Plan of Arrangement, and the transactions contemplated herein and therein;

      (x) "Merging CPC's" means the Approving CPC's who have satisfied, or have had waived by the party entitled to the benefit thereof, all of the conditions set out in Article 8 herein on or before the Closing Date;

      (y) "Millennium Holders" means, collectively, the registered holders of the Millennium Shares and the Millennium Options;

      (z) "Millennium Options" means, collectively, the issued and outstanding options of Millennium entitling the holders thereof to acquire an aggregate of 266,666 common shares of Millennium at a price of $0.15 until September 7, 2005;

      (aa) "Millennium Shares" means, collectively, the issued and outstanding common shares of Millennium;

      (bb) "Net Cash" means such CPC's cash on hand less such CPC's Liabilities at said referenced point in time;

      (cc) "Optionholders" means, collectively, the registered holders of the Millennium Options, and Lattice Options;

      (dd) "Plan of Arrangement" means the plan of arrangement attached as Schedule "A" to this Agreement;

      (ee)  "Registrar" means the Registrar of Companies for British Columbia;

      (ff)  "Schedules" means, collectively, the following schedules to this
            Agreement:

               - Schedule "A":   Plan of Arrangement
               - Schedule "B":   Verb Convertible Securityholders

      (gg) "Securityholders" means collectively, the Millennium Holders and the Lattice Holders;

      (hh) "Shareholders" means, collectively, the registered holders of the Millennium Shares and the Lattice Shares;

      (ii) "Vend-In Shares" means the common shares of Verb to be delivered to the respective Shareholders of the Merging CPC's in accordance with the Arrangement on the terms and conditions set forth herein and the Plan of Arrangement;

      (jj) "Verb Financial Statements" means the most recent audited and unaudited financial statements of Verb in the public record, being, as at the date hereof, Verb's audited financial statements for the year ended December 31, 2001 and Verb's unaudited financial statements for the third quarter ended September 30, 2002;

      (kk) "Verb Public Record" means all press releases of Verb which have been disseminated to the public and all disclosures, filings, documents and other information which has been filed by Verb with the Securities Commissions, the Exchange and like regulatory authorities which are available to the public; and

      (ll) "Verb Subsidiaries" means (i) Verb Exchange (Management) Inc., a wholly controlled subsidiary of Verb, and (ii) Cadium Systems Inc., a wholly owned subsidiary of Verb;

1.2 In this Agreement, words importing the singular number shall include the plural and vice versa; words importing gender shall include all genders; and words importing individuals shall include corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever and vice versa.

1.3 Unless otherwise indicated, all references to currency herein are to the lawful currency of Canada.

1.4 The division of this Agreement into articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an article, section, subsection or schedule refers to the specified article, section, subsection or schedule to this Agreement.

                                    ARTICLE 2
                                   ARRANGEMENT

2.1 The parties hereto agree to effect the Arrangement pursuant to the terms and conditions set forth in this Agreement and in the Plan of Arrangement. Such transactions will be completed in accordance with the applicable provisions of their constating documents, the B.C. Act and applicable securities legislation, and the requirements of the Interim Order, the Final Order, the Exchange and all other applicable legislation and regulatory authorities.

2.2 Subject to the satisfaction of the terms and conditions set forth in this Agreement and in the Plan of Arrangement, at the Effective Time:

      (a) the Merging CPC's shall be merged with and into Verb, such that Verb shall continue as the surviving corporation;

      (b) all outstanding securities of the Merging CPC's (other than those held by Dissenting Shareholders) shall be exchanged into common shares of Verb and warrants evidencing the right to purchase common shares of Verb, on the basis set forth in Article 4 of the Plan of Arrangement;

      (c) all outstanding securities of the Merging CPC's (other than those held by Dissenting Shareholders) shall be cancelled without any repayment of capital in respect thereof;

      (d) all outstanding securities of the Merging CPC's held by Dissenting Shareholders shall be cancelled and such Dissenting Shareholders shall become, and may assert and exercise all rights of, a creditor of Verb until paid in full for the fair value thereof as may be determined by the Court;

      (e) the Merging CPC's shall be wound-up and dissolved in accordance with the Final Order; and

      (f) the Certificate of Incorporation, Memorandum and Articles of Verb in effect immediately prior to the Effective Time shall continue, uninterrupted and unaffected, upon completion of the merger of the Merging CPC's with and into Verb as contemplated above.

2.3   On completion of all of the matters contemplated in Section 2.2 herein:

      (a) Verb shall be seized of and hold and possess all the property, rights and interests of each of the Merging CPC's and shall be subject to all the debts, liabilities and obligations of each of the Merging CPC's, including any obligations to the Dissenting Shareholders of the Merging CPC's pursuant to the applicable provisions of this Agreement, the Plan of Arrangement and the B.C. Act, and the requirements of the Final Order and all other applicable legislation and regulatory authorities;

      (b) any existing cause of action, claim or liability for prosecution of any of the Merging CPC's may be continued or enforced by or against Verb;

      (c) any civil, criminal or administrative action or proceeding pending by or against any of the Merging CPC's may be continued to be prosecuted by or against Verb; and

      (d) any conviction against, or ruling under a judgment in favour of or against, any of the Merging CPC's may be enforced by or against Verb.

                                   ARTICLE 3
                             COVENANTS OF THE CPC'S

3.1 As soon as reasonably practicable after the execution of this Agreement, the CPC's shall jointly apply to the Court for the Interim Order and shall thereafter use their best efforts to obtain the Interim Order in form and substance satisfactory to Verb acting reasonably.

3.2 As soon as reasonably practicable after the receipt of the Interim Order, the CPC's shall mutually agree upon a date for the Meeting and shall thereafter convene and hold same in accordance with the applicable provisions of their constating documents, the B.C. Act and applicable securities legislation, and the requirements of the Interim Order, the Exchange and all other applicable legislation and regulatory authorities.

3.3 Each of the CPC's shall recommend to their respective Securityholders that they approve the Arrangement pursuant to the terms and conditions set forth in this Agreement and in the Plan of Arrangement, and thereafter use their best efforts to obtain such approval.

3.4 For purposes of preparing the Information Circular, each CPC shall promptly submit to Verb all required disclosures (including but not limited to the appropriate financial statements) in respect of the CPC which are required for the due preparation thereof, and shall do all such other acts and things as may be required to prepare the Information Circular in accordance with the provisions of the B.C. Act and applicable securities legislation, and the requirements of the Interim Order, the Exchange and all other applicable legislation and regulatory authorities. Upon the filing of the Information Circular with the Exchange, each CPC shall promptly submit to Verb all additional disclosures and shall do all such other acts and things as may be required to rectify any deficiencies identified therein and finalize same for delivery to their respective Securityholders.

3.5 As soon as reasonably practicable after the Meeting, the Approving CPC's shall jointly apply to the Court for the Final Order and shall thereafter use their best efforts to obtain the Final Order in form and substance satisfactory to Verb acting reasonably.

3.6 After the date hereof and at all times until the Effective Time, each of the CPC's shall not, without the expressed written consent of Verb:

      (a)   alter or amend its constating documents;

      (b) allot and issue any shares of its capital or enter into any agreement or issue any instrument granting the right, whether by purchase, conversion, exchange or otherwise, to acquire any of its unissued capital;

      (c) declare any dividends or make any other distributions to its shareholders;

      (d) redeem, purchase or offer to purchase any of its shares or securities;

      (e) sell or otherwise dispose of or encumber any or all of its assets other than in the ordinary course of its business as presently conducted;

      (f) directly or indirectly solicit, discuss, encourage or accept any offer for the purchase of the CPC or the business and/or the assets of the CPC, whether as a primary or back-up offer to the Arrangement, or take any other action with the intention or reasonably foreseeable effect of leading to any commitment or agreement to sell the CPC or the business and/or the assets of the CPC, nor will they permit any of their respective officers, employees or agents (including without limitation, investment bankers, attorneys and accountants) to do same;

      (g) make or otherwise incur any expenditures, liabilities or obligations or otherwise enter into any transactions or negotiations, other than in the ordinary course of its business as presently conducted, which could reasonably be expected to interfere with or be inconsistent with the intent, provisions and consummation of the Arrangement; and

      (h) engage in any business, enterprise or activity materially different from that carried on by it at the date of this Agreement, other than in the ordinary course of its business as presently conducted.

3.7 After the date hereof and at all times until the Effective Time, each of the CPC's shall use its reasonable best efforts:

      (a) to conduct its affairs so that its representations and warranties made herein shall remain true and correct at all times;

      (b) to obtain all consents, approvals and authorizations, including but not limited to the approval of the Court, the Exchange, and its respective directors and Securityholders, as may be necessary or desirable to cause the completion of the Arrangement on the terms and conditions set forth herein and the Plan of Arrangement;

      (c) to perform, observe and satisfy all other conditions to be performed, observed and satisfied by it herein to cause the completion of the Arrangement on the terms and conditions set forth herein and the Plan of Arrangement; and

      (d) to take such other measures as may be necessary or desirable to cause the completion of the Arrangement on the terms and conditions set forth herein and in the Plan of Arrangement.

                                   ARTICLE 4
                                COVENANTS OF VERB

4.1 For purposes of preparing the Information Circular, Verb shall draft the Information Circular and make all required disclosures (including but not limited to the appropriate financial statements) in respect of Verb which are required for the due preparation thereof, and shall do all such other acts and things as may be required to prepare the Information Circular in accordance with the provisions of the B.C. Act and applicable securities legislation, and the requirements of the Interim Order, the Exchange and all other applicable legislation and regulatory authorities. Upon the filing of the Information Circular with the Exchange, Verb shall promptly make all additional disclosures and do all such other acts and things as may be required to rectify any deficiencies identified therein and finalize same for delivery to the Securityholders.

4.2 After the date hereof and at all times until the Effective Time, Verb shall not, without the expressed written consent of each of the CPC's:

      (a)   alter or amend its constating documents;

      (b) allot and issue any shares of its capital or enter into any agreement or issue any instrument granting the right, whether by purchase, conversion, exchange or otherwise, to acquire any of its unissued capital, except pursuant to the exercise of existing convertible securities as set forth in Schedule "B" hereto, or in furtherance of the private placement announced on February 18, 2003;

      (c) declare any dividends or make any other distributions to its shareholders;

      (d) redeem, purchase or offer to purchase any of its shares or securities;

      (e) sell or otherwise dispose of or encumber any or all of its assets other than in the ordinary course of its business as presently conducted;

      (f) make or otherwise incur any expenditures, liabilities or obligations or otherwise enter into any transactions or negotiations, other than in the ordinary course of its business as presently conducted, which could reasonably be expected to interfere with or be inconsistent with the consummation of the Arrangement; and

      (g) engage in any business, enterprise or activity materially different from that carried on by it at the date of this Agreement, other than in the ordinary course of its business as presently conducted.

4.3 After the date hereof and at all times until the Effective Time, Verb shall use its reasonable best efforts:

      (a) to conduct its affairs so that its representations and warranties made herein shall remain true and correct at all times;

      (b) to obtain all consents, approvals and authorizations, including but not limited to the approval of the Court, the Exchange, and its directors, as may be necessary or desirable to cause the completion of the Arrangement on the terms and conditions set forth herein and the Plan of Arrangement;

      (c) to perform, observe and satisfy all other conditions to be performed, observed and satisfied by it herein to cause the completion of the Arrangement on the terms and conditions set forth herein and the Plan of Arrangement; and

      (d) to take such other measures as may be necessary or desirable to cause the completion of the Arrangement on the terms and conditions set forth herein and in the Plan of Arrangement.

                                   ARTICLE 5
                      MUTUAL REPRESENTATIONS AND WARRANTIES

5.1 Each of the parties hereto represents and warrants to the other parties hereto, and acknowledges that each of the other parties hereto are relying upon such representations and warranties in connection with this Agreement, that as of the date hereof, the Closing Date and the Effective
      Time:

      (a) ORGANIZATION. The respective party is a corporation duly incorporated, organized, validly subsisting and in good standing under the laws of British Columbia or Canada. The respective party has the corporate power and authority to own or lease its property, to carry on its business as now being conducted by it, and to enter into this Agreement and perform its obligations hereunder. The respective party is duly registered, licensed or otherwise qualified as a company to own or lease its property and to do business in jurisdictions where the failure to be so qualified would have a material adverse effect on its business or property. The respective party is duly registered, licensed or otherwise qualified as an extra-provincial or foreign corporation and is in good standing in any jurisdiction where the failure to be so registered, licensed or otherwise qualified or in good standing would have a material adverse effect on its business or property.

      (b) AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by the respective party and is a legal, valid and binding obligation of the respective party enforceable against the respective party by the other parties hereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

      (c) NO VIOLATION. The execution and delivery of this Agreement by the respective party and the consummation of the transactions herein provided for will not result in:

            (i) the breach, violation or termination of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligations of the respective party under:

                     1. any material contract to which the respective party is a party or by which the respective party is, or any of its properties are, bound;

                     2. any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the respective party, or any provision of any trust indenture or amendment thereof;

                     3. any judgment, decree, order, injunction or award of any court, governmental body or arbitrator having jurisdiction over the respective party or any of its assets;

                     4. any licence, permit, approval, consent or authorization held by the respective party and necessary to the operation of its business; or

                     5. to the best of the respective party's knowledge, any applicable law, statute, ordinance, regulation, rule or by-law of Canada, British Columbia or any municipality; the violation of which would have a material adverse effect on its business, or

            (ii) the creation or imposition of any encumbrance on any of the property or assets of the respective party.

      (d) PERSONAL PROPERTY. The personal property of the respective party, as and to the extent disclosed in the most recent of its publicly released financial statements, is beneficially owned by the respective party as the beneficial owner thereof with good and marketable title thereto, free and clear of all encumbrances except for leases, mortgages and other encumbrances on specific items of capital equipment and property entered into in the normal course of business and affairs of the respective party and general security agreements securing the property and assets pursuant to the general borrowing of monies. All material encumbrances affecting assets and property necessary to the operation of its business have been disclosed.

      (e) REAL PROPERTY. The respective party does not own and has not agreed to acquire any real property and does not lease and has not agreed to lease any real property or interest in real property except as disclosed.

      (f) ACCOUNTS RECEIVABLE. Except as disclosed, all accounts receivable, book debts and other debts due or accruing to the respective party are bona fide and good and, subject to an allowance for doubtful accounts that has been reflected on the books of the respective party in accordance with Canadian generally accepted accounting principles, are collectible without set-off or counterclaim.

      (g) INTELLECTUAL PROPERTY. Except as disclosed, the respective party is the beneficial owner of its intellectual property, free and clear of all encumbrances except those which may attach pursuant to general security agreements granted in the ordinary course of its business and affairs, and is not a party to or bound by any contract or other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, its intellectual property. Except as disclosed, no person has been granted any interest in or right to use all or any portion of its intellectual property. To the best of the respective party's knowledge, the conduct of the its business does not infringe upon the patents, trade marks, licenses, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person. The respective party is not aware of any state of facts that casts doubt on the validity or enforceability of any of its intellectual property. The respective party has provided to the other parties hereto a true and complete copy of all material contracts and amendments thereto that comprise or relate to its intellectual property.

      (h) INSURANCE AND BONDS. Except as disclosed, the respective party has all of its property and assets insured against loss or damage by all reasonable insurable hazards or risks on a replacement cost basis. The respective party has not received notice from any insurer denying or disputing any claim made by the respective party under any insurance policy or denying or disputing the amount of any such claim or any coverage for such claim.

      (i) NO EXPROPRIATION. Except as disclosed, no property or asset of the respective party has been taken or expropriated by any federal, provincial, municipal or other authority nor has any notice or proceeding in respect thereof been given or commenced nor is the respective party aware of any intent or proposal to give any such notice or commence any such proceeding.

      (j) AGREEMENTS AND COMMITMENTS. Except as disclosed, the respective party is not a party to or bound by any material contract outside the ordinary course of its business or affairs relating to the property, assets, business or operations of the respective party, including, without limiting the generality of the foregoing, any material contract outside of the ordinary course of business and affairs relating to:

            (i) any continuing contract for the purchase of materials, supplies, equipment or services;

            (ii) any distributor, sales, advertising, agency or manufacturer's representative contract;


            (iii) any collective bargaining agreement or other contract with any labour union;

            (iv) any employment or consulting contract or any other written contract with any officer, employee or consultant other than oral contracts of indefinite hire terminable with cause or upon reasonable notice;

            (v) any profit sharing, bonus, stock option, pension, retirement, disability, stock purchase, medical, dental hospitalization, insurance or similar plan or agreement providing benefits to any current or former director, officer, employee or consultant;

            (vi) any trust indenture, mortgage, promissory note, loan agreement, guarantee or other contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with Canadian generally accepted accounting principles;

            (vii)   any commitment for charitable contributions;

            (viii)  any ongoing contract for capital expenditures;

            (ix) any contract for the sale of any assets outside of the ordinary course of its business, other than inventory;

            (x) any contract pursuant to which the respective party is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

            (xi) any confidentiality, secrecy or non-disclosure contract (whether the respective party is a beneficiary or obligor thereunder) relating to any proprietary or confidential information or any non-competition or similar contract;

            (xii) any license, franchise or other agreement that relates in whole or in part to any intellectual property;

            (xiii) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, conditional, contingent or otherwise) or indebtedness of any other person (except for cheques endorsed for collection); or

            (xiv) any other material contract entered into by respective party other than in the ordinary course of its business,

                  and the respective party has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of, any material contract necessary to the operation of its business to which it is a party or by which it is bound, and all such material contracts are in good standing and in full force and effect, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under any of the foregoing. The respective party has provided the other parties hereto a true and complete copy of each material contract listed or to be listed in the Information Circular and all amendments thereto.

      (k) COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATION. To the best of the respective party's knowledge, the respective party has complied with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to its business or the respective party. To the best of the respective party's knowledge, the respective party holds all necessary licences, permits, accreditation, approvals, consents, certificates, registrations and authorizations (collectively, the "Licenses"), whether governmental, regulatory or otherwise (as well as all bonds and security provided in connection therewith), and there are no other Licenses, whether governmental, regulatory or otherwise (as well as bonds and security in connection therewith) necessary, to carry on its business or to own or lease any of the property or assets utilized by the respective party where the failure to hold such license would have a material adverse effect on the its business. Each such Licence is valid, subsisting and in good standing and the respective party is not in default or breach of any such Licence and no proceeding is pending or threatened to revoke or limit any such Licence. The respective party has provided the other parties hereto a true and complete copy of each Licence and all amendments thereto. There is no undisclosed Licence ever held by or granted to the respective party that has been suspended, revoked, terminated, put on probation or in any manner qualified, where such fact may have a material adverse effect on the respective party's future business.

      (l) CONTRACTUAL CONSENTS AND APPROVALS. There is no requirement under any contract relating to the related party's business to which the related party is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement where the failure to obtain same will have a material adverse effect on the business of the related party.

      (m) FINANCIAL STATEMENTS AND FINANCIAL POSITION. The respective party's financial statements which have been publicly disclosed have been or will be prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with those used by the respective party in the past, are materially correct and complete, and fairly and materially present the assets, liabilities (whether accrued, absolute, conditional, contingent or otherwise) and financial condition of the respective party as at the respective dates of said financial statements and the sales, earnings and results of operations of the respective party for the respective periods covered by said financial statements. The financial position of the respective party is now and, at Closing, will be reasonably comparable to that shown on or reflected in the most recent of the respective party's financial statements which have been publicly disclosed prior to the date hereof, except that the parties acknowledge that Verb has, since the date of such financial statements, had and continues to have incurred debts, expenses, liabilities, obligations, net losses, and depleting working capital in the ordinary course of its business and affairs.

      (n) BOOKS AND RECORDS. The books and records of the respective party fairly and correctly set out and disclose, in accordance with Canadian generally accepted accounting principles, the financial position of the respective party as at the date hereof and all financial transactions of the respective party have been accurately recorded in such books and records. The corporate records and minute books of the respective party contain complete and accurate minutes of all material meetings of the directors and shareholders of the respective party, all such meetings were duly called and held, and to the best of the respective party's knowledge, the share certificate books, securities register and register of transfers (being kept by a duly appointed registrar and transfer agent), and register of directors of the respective party are materially complete and accurate. To the extent that the respective party maintains such documents, the said corporate records, books and registers completely and accurately reflect all issuances and transfer of shares in the capital of the respective party, and such corporate records, books and registers are complete and accurate to and including the date hereof.

      (o) UNDISCLOSED LIABILITIES. The respective party has no liabilities (whether accrued, absolute, conditional, contingent or otherwise) of any kind except:

            (i) liabilities disclosed or provided for in the most recent of its financial statements which have been publicly disclosed prior to the date hereof; and

            (ii) liabilities incurred in the ordinary course of business since the applicable time period set out in subsection (i) above, which are not inconsistent with past practice and which do not violate, in any respect, the intent of or any covenants contained in this Agreement, or constitute a breach of any representation or warranty made in or pursuant to this Agreement.

      (p) ABSENCE OF CERTAIN CHANGES. Since the most recent of its financial statements which have been publicly disclosed prior to the date hereof, the respective party has carried on its business and conducted its operations and affairs only in the ordinary and normal course consistent with past practice and there has not been:

            (i) any undisclosed material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the respective party, and it is further acknowledged by the CPC's that Verb has continued to incur debts, expenses, liabilities, obligations, net losses and depleted working capital since the most recent of said financial statements in the ordinary course of its business and affairs;

            (ii) any undisclosed material damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of the respective party which would have a material adverse effect on the respective party's business;

            (iii) any undisclosed material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the respective party, and provided that same has been incurred in the ordinary and normal course of its business and consistent with past practice and recorded in the books and records of the respective party;

            (iv) any undisclosed declaration, setting aside or payment of any dividend or other distribution with respect to any shares in the capital of the respective party, any direct or indirect redemption, purchase or other acquisition of any such shares, or any split, combination or reclassification of any such shares, and provided that same has been incurred in the ordinary and normal course of its business and consistent with past practice and recorded in the books and records of the respective party;

            (v) any general increase in the annual compensation of the employees of the respective party or any increase in any such compensation or bonus payable or to become payable by the respective party to any present or former director, officer, employee, consultant or agent thereof (other than normal annual increases in accordance with past practices of respective party or as may be specifically mandated by any agreement with respect to same) or the execution of any employment contract with any officer or employee containing terms which, taken as a whole, exceed the industry norm for a company in the respective party's industry and at the respective party's stage of development, or the making of any loan to, or engagement in any transaction with, any employee, officer or director of the respective party other than on terms no less advantageous to the respective party than generally available to it from third parties;

            (vi) any undisclosed change in the accounting or tax practices followed by the respective party; or

            (vii) any undisclosed change adopted in the depreciation or amortization policies of the respective party or the rates thereof, or any change in the credit terms offered to customers of, or by suppliers to, the respective party.

      (q) TAXES. Except as disclosed herein, the respective party has duly filed on a timely basis all tax returns required to be filed by it and has paid all taxes, and all assessments, reassessments, governmental charges, penalties, interest and fines due and payable by it. The respective party has made adequate provision for taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed. There are no actions, suits, proceedings, investigations or claims pending or threatened against the respective party in respect of taxes, governmental charges or assessments, nor are any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority. To the best of its knowledge, the respective party has withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of Canada, the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation. The respective party has remitted to the appropriate tax authority when required by law to do so all amounts collected by it on account of GST. The Canadian federal income tax liability and the provincial tax liability of the respective party has been assessed by Revenue Canada and the British Columbia Ministry of Finance, respectively, for all fiscal years up to and including the most recently completed fiscal year, and except as disclosed there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against the respective party. The respective party has provided the other parties here a true copy of all tax returns filed by it in respect of the past three fiscal years (or such shorter period as the respective party has been in existence). Verb has not filed any tax returns, and accordingly its tax liability has not been assessed by Revenue Canada or the British Columbia Ministry of Finance; notwithstanding the foregoing, to the best of Verb's knowledge, there are no assessments, reassessments, governmental charges, penalties interest and fines are due and payable by it.

      (r) LITIGATION. Except as disclosed, there are no actions, suits or proceedings (whether or not purportedly on behalf of the respective party) pending or threatened against, or affecting, the respective party at law or in equity, or by or before any federal, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board. The respective party is not aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success. Except as disclosed, there are no judgments, decrees, orders or awards of any court, governmental body or arbitration affecting the respective party at law or in equity.

      (s) RESIDENCY. The respective party is a resident of Canada for the purposes of the Income Tax Act.

      (t) DIVIDENDS. The respective party has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its outstanding shares of any class or agreed to do so.

      (u) NON-ARM'S LENGTH TRANSACTIONS. The respective party will not at Closing have made any payment or loan to, or borrowed any moneys from or be otherwise indebted to, any officer, director or employee of the respective party or any other person not dealing at arm's length with the respective party (within the meaning of the Income Tax Act), except as disclosed and except for usual employee reimbursements and compensation paid, or accruals therefor, in the ordinary and normal course of its business and affairs and consistent with past practice. Except as disclosed, the respective party is not a party to any contract with any officer, director or employee of the respective party or any other person not dealing at arm's length with Verb (within the meaning of the Income Tax Act) outside the ordinary course of its business and on terms no less advantageous to the respective party than generally available to it from third parties.

      (v) CONFLICTS. Except as disclosed, no officer or director of the respective party:

            (i) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of any person which is or is engaged in business as, a competitor of Verb or its business;

            (ii) is a lessor, lessee, supplier, distributor, sales agent or customer of Verb or its business on terms no less advantageous to the respective party than generally available to it from third parties;

            (iii) owns, directly or indirectly, in whole or in part, any property that Verb uses in the operation of its business; or

            (iv) has any cause of action or other claim whatsoever against, or owes any amount to, the respective party in connection with its business, except for any liabilities reflected in the most recent of its financial statements, and claims in the ordinary and normal course of business, such as for accrued salary, vacation pay and accrued benefits under the employee plans.

      (w)   ENVIRONMENTAL. Except as disclosed:

            (i) to the best of its knowledge, the respective party has been and is in compliance with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws, regulations, orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency ("Environmental Laws") relating to the protection of the environment, occupational health and safety;

            (ii) to the best of its knowledge, the respective party has not used or permitted to be used, except in compliance with all Environmental Laws, any of its property or facilities or any property or facility that it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

            (iii) there are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the respective party's business on property, nor has it received any notice of the same; and

            (iv) to the best of its knowledge, no building, structure or improvement located on the real property owned, leased or rented by the respective party is insulated with urea formaldehyde insulation, nor do such buildings or structures contain any aluminium wiring or friable asbestos or any other substance containing asbestos.

      (x) EMPLOYEE PLANS. Except as disclosed, each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is required to be maintained or otherwise contributed to by the respective party for the benefit of its employees or former employees of the respective party has been maintained in compliance with its terms and with the requirements prescribed by any applicable statutes, orders, rules and regulations, and except as disclosed, all contributions to, and payments from, each of the foregoing that may have been required to be made in accordance with its terms or any applicable statutes, orders, rules and regulations, have been made in a timely manner. Verb has ceased to make payments on all third party benefit plans, which fact has been acknowledged in writing by Verb's employees. In addition, Verb is in arrears with respect to its Medical Service Plan payments, although it has reached an agreement with the responsible Ministry for the continuing coverage of its employees as part of a structured repayment plan.

      (y) COLLECTIVE AGREEMENTS. Except as disclosed, the respective party has not made any contracts with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any such contracts in the future. The respective party is not aware of any current attempts to organize or establish any labour union or employee association with respect to any employees of the respective party, nor is there any certification of any such union with regard to a bargaining unit.

      (z) EMPLOYEES. Except as disclosed, no notice has been received by the respective party of any complaints filed by any of the employees against the respective party claiming that the respective party has violated the Employment Standards Act (British Columbia) or the Human Rights Code (British Columbia), or of any complaints or proceedings of any kind involving the respective party or any of its employees before any labour relations board. There are no outstanding orders or charges against the respective party under the Occupational Health and Safety Act (British Columbia). All levies, assessments and penalties made against the respective party pursuant to the Workers' Compensation Act (British Columbia) have been paid by the respective party, and the respective party has not been reassessed under any such legislation.

      (aa) EMPLOYEE ACCRUALS. All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the respective party and the most recent of its publicly filed financial statements.

      (bb) FULL DISCLOSURE. Neither this Agreement nor any document delivered or to be delivered pursuant to this Agreement by the respective party nor any certificate, report, statement or other document furnished by the respective party in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There has been no event, transaction or information that has come to the attention of the respective party that has not been disclosed to the other parties hereto in writing that could reasonably be expected to have a material adverse effect on the assets, business, earnings, prospects, properties or condition (financial or otherwise) of the respective party.

                                   ARTICLE 6
                ADDITIONAL REPRESENTATIONS AND WARRANTIES OF VERB

6.1 Verb represents and warrants to the CPC's, and acknowledges that each of the CPC's are relying upon such representations and warranties in connection with this Agreement, that as of the date hereof, the Closing Date and the Effective Time:

      (a) AUTHORIZED AND ISSUED CAPITAL. The authorized capital of Verb consists of an unlimited number of common shares without par value of which 10,383,956 are issued and outstanding as at the date hereof. All of the issued and outstanding common shares of Verb are fully paid and non-assessable.

      (b) OPTIONS. Except for incentive stock options and warrants summarized in Schedule "B" hereto, no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including any warrants, convertible securities or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of Verb.

      (c) NO SUBSIDIARIES. Other than the Verb Subsidiaries, Verb does not own and does not have any agreement to acquire, directly or indirectly, any shares in the capital of or any other equity or proprietary interests in any person, and Verb does not have any agreement to acquire or lease any other business operations other than in the ordinary course of business as presently conducted.

      (d) BUSINESS OF VERB. Except as disclosed, the property and assets owned or leased by Verb are sufficient to carry on its business at its present stage of development, all of the property and assets owned and used by Verb are in good operating condition and are in a state of good repair and maintenance, having been operated, repaired and maintained to the standard of care of a reasonable and prudent owner. Except as disclosed, during the two years preceding the date of this Agreement, there has not been any significant interruption of its operations (being an interruption of more than one day) due to inadequate maintenance of any of the property and assets owned or used by Verb.

                                   ARTICLE 7
             ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE CPC'S

7.1 Millennium represents and warrants to the other parties hereto, and acknowledges that each of the other parties hereto are relying upon such representations and warranties in connection with this Agreement, that as of the date hereof, the Closing Date and the Effective Time:

      (a) AUTHORIZED AND ISSUED CAPITAL. The authorized capital of Millennium consists of 100,000,000 common shares without par value of which 2,799,999 are issued and outstanding as at the date hereof. All of the issued and outstanding common shares are fully paid and non-assessable.

      (b) OPTIONS. Except for the Millennium Options, no person has any agreement or option, or any right or privilege (whether by law, pre-emptive right or contractual) capable of becoming an agreement or option, including any warrants, convertible securities or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of Millennium.

      (c) NO SUBSIDIARIES. Millennium does not own and does not have any agreement to acquire, directly or indirectly, any shares in the capital of or any other equity or proprietary interests in any person, and Millennium does not have any agreement to acquire or lease any other business operations other than in the ordinary course of business as presently conducted.

      (d) BUSINESS OF MILLENNIUM. Millennium is a "capital pool company" pursuant to the policies of the Exchange and has not conducted any business activity other than the identification of potential assets or businesses for acquisition, nor has it entered into any agreements or otherwise become liable in any manner whatsoever to acquire or operate any assets or businesses. Millennium has no debts, liabilities, obligations or cash commitments of any nature or kind, whether absolute or conditional, whether accrued or unaccrued, or whether arising in contract or otherwise, other than as disclosed in the Letter of Intent, or incurred in the ordinary course of business.

7.2 Lattice represents and warrants to the other parties hereto, and acknowledges that each of the other parties hereto are relying upon such representations and warranties in connection with this Agreement, that as of the date hereof, the Closing Date and the Effective Time:

      (a) AUTHORIZED AND ISSUED CAPITAL. The authorized capital of Lattice consists of 100,000,000 common shares without par value of which 3,350,000 are issued and outstanding as at the date hereof. All of the issued and outstanding common shares are fully paid and non-assessable.

      (b) OPTIONS. Except for the Lattice Options, no person has any agreement or option, or any right or privilege (whether by law, pre-emptive right or contractual) capable of becoming an agreement or option, including any warrants, convertible securities or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of Lattice.

      (c) NO SUBSIDIARIES. Lattice does not own and does not have any agreement to acquire, directly or indirectly, any shares in the capital of or any other equity or proprietary interests in any person, and Lattice does not have any agreement to acquire or lease any other business operations other than in the ordinary course of business as presently conducted.

      (d) BUSINESS OF LATTICE. Lattice is a "capital pool company" pursuant to the policies of the Exchange and has not conducted any business activity other than the identification of potential assets or businesses for acquisition, nor has it entered into any agreements or otherwise become liable in any manner whatsoever to acquire or operate any assets or businesses. Lattice has no debts, liabilities, obligations or cash commitments of any nature or kind, whether absolute or conditional, whether accrued or unaccrued, or whether arising in contract or otherwise, other than as disclosed in the Letter of Intent, or incurred in the ordinary course of business.

                                   ARTICLE 8
                              CONDITIONS PRECEDENT

8.1 The obligations of Verb and each of the CPC's to complete the Arrangement as between Verb and the respective CPC shall be conditional upon the satisfaction of the following conditions for the mutual benefit of Verb and the respective CPC, which may be waived in whole or in part by mutual consent of said parties at any time on or before Closing:

      (a) all necessary special resolutions shall have been passed by the respective CPC's Securityholders, and such other persons involved with the CPC as may be required pursuant to the Interim Order, in form and substance satisfactory to Verb acting reasonably, duly approving the Arrangement, this Agreement, the Plan of Arrangement, and the transactions contemplated herein and therein, in accordance with the applicable provisions of the respective CPC's constating documents, the B.C. Act and applicable securities legislation, and the requirements of the Interim Order, the Exchange, and all other applicable legislation and regulatory authorities;

      (b) Verb and the respective CPC shall have obtained all other consents, approvals and authorizations, including but not limited to the approval of the Court, the Exchange, and its respective directors, on terms and conditions satisfactory to Verb and the respective CPC acting reasonably, as may be necessary or desirable to effect the Arrangement pursuant to the terms and conditions set forth in this Agreement and in the Plan of Arrangement; and

      (c) the Final Order shall have been granted by the Court in form and substance satisfactory to Verb acting reasonably.

8.2 The obligations of Verb to complete the Arrangement as between Verb and each of the CPC's shall be conditional upon the satisfaction of the following conditions for the sole benefit of Verb, which may be waived in whole or in part by Verb at any time on or before Closing:

      (a) the representations and warranties made by the respective CPC to Verb herein shall be true and correct in all material respects as of the Closing Date as if made on such date;

      (b) the covenants to be performed and the continuing covenants to be observed by the respective CPC herein shall have been performed and observed as at the Closing Date;

      (c) there shall be no material adverse change in the business, operations, affairs, assets, property, liabilities, financial condition or capital structure of the respective CPC as at the Closing Date from that as at the effective date of the Letter of Intent;

      (d) there shall be no material adverse change in the amount of Net Cash held by the respective CPC as at the Closing Date from that as at the effective date of the Letter of Intent;

      (e) the holders of the respective CPC's common shares and convertible securities, and any other applicable stakeholders in the affairs of the CPC, shall not have exercised rights of dissent in connection with the Arrangement to materially effect, in Verb's sole discretion, acting reasonably, the benefits to Verb of the transactions contemplated herein;

      (f) each of the directors and officers of the respective CPC shall have tendered their written resignations as directors and officers of the CPC to be effective on the Effective Time, together with a written release of all claims and causes of action against Verb and the respective CPC;

      (g) there shall be no action taken under any existing or future law, regulation, rule, order or policy that imposes any material limitation on the ability of Verb to effectively exercise full and exclusive rights of ownership over the assets of the respective CPC as at the Closing Date;

      (h) the Final Order shall have been granted by the Court in form and substance satisfactory to Verb acting reasonably, on or before June 30, 2003; and

      (i) the respective CPC shall have delivered to Verb at the Closing, in escrow pursuant to the terms hereof, all of the documents required herein to be delivered to Verb.

8.3 The obligations of each of the CPC's to complete the Arrangement as between Verb and the respective CPC shall be conditional upon the satisfaction of the following conditions for the sole benefit of the respective CPC, which may be waived in whole or in part by the respective CPC at any time on or before Closing:

      (a) the representations and warranties made by Verb to the respective CPC herein shall be true and correct in all material respects as of the Closing Date as if made on such date;

      (b) the covenants to be performed and the continuing covenants to be observed by Verb herein shall have been performed and observed as at the Closing Date;

      (c) there shall be no material adverse change in the business, operations, affairs, assets, property, liabilities, financial condition or capital structure of Verb as at the Closing Date from that as at the effective date of the Letter of Intent;

      (d) there shall be no action taken under any existing or future law, regulation, rule, order or policy that imposes any material limitation on the ability of Verb to effectively issue the Vend-In Shares or the warrants issuable in exchange for the Millennium Options and Lattice Options (the "Vend-In Warrants") in accordance with the Arrangement on the terms and conditions set forth herein and the Plan of Arrangement;

      (e) Verb shall have negotiated agreements acceptable to the CPC's, acting reasonably, for the settlement of all outstanding payables;

      (f) agreements acceptable to the CPC's will be negotiated, which shall provide for a more meaningful equity position (including incentive stock options and/or private options with existing Verb securityholders) to be held by Verb's Chief Executive Officer and other identified members of management;

      (g) each CPC participating in the Plan of Arrangement shall be entitled to appoint one new nominee to the Board of Directors of Verb;

      (h)   and

      (i) Verb shall have delivered to the respective CPC at the Closing, in escrow pursuant to the terms hereof, all of the documents required herein to be delivered to the respective CPC.

                                    ARTICLE 9
                                     CLOSING

9.1   Upon receipt of the Final Order, the parties shall determine the Closing
      Date.

9.2 The Closing shall be held on the Closing Date at such time and place as may be determined by the parties.

9.3 At the Closing, Verb shall deliver the following documents, to be placed in escrow pending the Effective Time, to each of the Merging CPC's:

      (a) a certified copy of the resolutions of its directors duly approving the Arrangement, this Agreement, the Plan of Arrangement, and the transactions contemplated herein and therein, including but not limited to the execution and delivery of all the documents and the performance and completion of all transactions contemplated herein and therein;

      (b) an irrevocable treasury order to Pacific Corporate Trust Company, Verb's registrar and transfer agent, to issue the respective Vend-In Shares to the respective Shareholders of the Merging CPC who are entitled to receive such securities in accordance with the Arrangement on the terms and conditions set forth herein and the Plan of Arrangement;

      (c) certificates representing the respective Vend-In Warrants, registered to the respective Optionholders of the Merging CPC who are entitled to receive such securities in accordance with the Arrangement on the terms and conditions set forth herein and the Plan of Arrangement; and

      (d) such other instruments and documents as may be appropriate or necessary to give effect to the transactions contemplated herein.

9.4 At the Closing, each of the Merging CPC's shall deliver the following documents, to be placed in escrow pending the Effective Time, to Verb:

      (a) a certified copy of the resolutions of its directors duly approving the Arrangement, this Agreement, the Plan of Arrangement, and the transactions contemplated herein and therein, including but not limited to the execution and delivery of all the documents and the performance and completion of all transactions contemplated herein and therein;

      (b)   the minute books of the respective Merging CPC;

      (c) all financial information relating to the respective Merging CPC and its business, including but not limited to all tax filings, accounting records, books of account, ledgers, invoices, purchase orders, bills of lading and receipts;

      (d) written resignations from all of the directors and officers of the Merging CPC, to be effective on the Effective Time, together with a written release of all claims and causes of action against Verb and the respective CPC; and

      (e) such other instruments and documents as may be appropriate or necessary to give effect to the transactions contemplated herein.

9.5 Immediately upon the completion of the Closing, Verb shall file a certified copy of the Final Order for acceptance by the Registrar. At the Effective Time, being the acceptance of the Final Order by the Registrar, escrow shall be broken and the documents subject thereto shall be delivered to the parties entitled to same.

9.6 In the event that the Closing does not occur on or before June 30, 2003, or on such other date as may be mutually agreed upon by Verb and the Merging CPC's, then this Agreement shall terminate and be of no further force and effect.

                                   ARTICLE 10
                                     GENERAL

10.1 NOTICES. All notices which may be or are required to be given hereunder shall be given in writing and shall be delivered in person or by facsimile transmission with confirmed receipt at:

      (a)   if to Verb:

                       Verb Exchange Inc.
                       Suite 908 - 1055 Dunsmuir Street
                       Vancouver, BC, V7X 1L2
                       Attention:   Nathanael Lineham
                       Telephone:   (604) 685-8363
                       Facsimile:   (604) 685-8366

      (b)   if to a respective CPC:

                       Millennium Ventures Ltd.
                       Suite 1600 - 609 Granville Street
                       Vancouver, BC, V7Y 1C3
                       Attention:   Scott Ackerman
                       Telephone:   (604) 805-8813
                       Facsimile:   (604) 592-0600

                       Lattice Capital Corporation
                       Suite 1600 - 609 Granville Street
                       Vancouver, BC, V7Y 1C3
                       Attention:   Paul Witzel
                       Telephone:   (604) 882-9441
                       Facsimile:   (604) 882-8140

      (c)   with a copy, in all cases, to:

                       Anfield Sujir Kennedy & Durno
                       Suite 1600 - 609 Granville Street
                       Vancouver, BC, V7Y 1C3
                       Attention:   Jeff Durno
                       Telephone:   (604) 669-1322
                       Facsimile:   (604) 669-3877

      or at such other address as any one of the parties may, from time to time, advise the other parties by notice in writing in accordance with the foregoing. Notices shall be deemed received on the date of delivery or facsimile, provided that if such is not a Business Day, receipt shall be deemed on the first Business Day following.

10.2 ENTIRE AGREEMENT AND AMENDMENT. This Agreement, together with the Schedules hereto, constitutes the entire agreement between the parties relating to the subject matter hereof. Any amendment of the terms and conditions hereof shall only be effective if in writing and signed by the parties affected by the amendment.

10.3 WAIVERS. Any waiver of the terms and conditions hereof shall only be effective if given in writing and signed by the party giving the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision hereof nor shall any waiver constitute a continuing waiver unless so provided in the terms thereof.

10.4 FURTHER ASSURANCES. Each of the parties will, from time to time both before and after the Effective Time, promptly execute and deliver any and all such further instruments and documents and do any and all such further acts and things as may be reasonably required by another party to carry out the provisions and intent of this Agreement.

10.5 ASSIGNMENT, SUCCESSORS AND ASSIGNS. This Agreement is personal in nature and may not be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

10.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia and the federal laws of Canada applicable therein. The parties agree to attorn to the jurisdiction of the courts of British Columbia with respect to any dispute relating to this Agreement.

10.7 COSTS AND EXPENSES. Each of the parties hereto shall be responsible for its own costs and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby.

10.8 TIME. Time shall be of the essence in this Agreement and shall be interpreted in accordance with the provisions of the Interpretation Act (British Columbia).

10.9 COUNTERPARTS AND DELIVERY. This Agreement may be signed in counterparts and delivered by facsimile. Each counterpart, when signed and delivered, shall be deemed an original and together shall constitute one and the same instrument bearing the date first noted above, notwithstanding the actual date of execution.



IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first noted above.


VERB EXCHANGE INC.



Per:   /s/  Nathanael Lineham
      -----------------------------------
      Authorized Signatory



MILLENNIUM VENTURES LTD.



Per:   /s/  Jeff Durno
      -----------------------------------
      Authorized Signatory



LATTICE CAPITAL CORPORATION



Per:   /s/  Paul Witzel
      -----------------------------------
      Authorized Signatory

                                  SCHEDULE "A"

            to the Arrangement Agreement between Verb Exchange Inc., Millennium Ventures Ltd. and Lattice Capital Corporation

                                    * * * * *


                               PLAN OF ARRANGEMENT
                               -------------------

             Under Section 252 of the Company Act (British Columbia)

                                   ARTICLE 1
                              ARRANGEMENT AGREEMENT

1.1 This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement among Verb Exchange Inc., Millennium Ventures Ltd. and Lattice Capital Corporation dated the 28th day of March, 2003 (the "Agreement").

                                   ARTICLE 2
                                   DEFINITIONS

2.1 Unless otherwise defined, all capitalized terms used herein shall have the meaning ascribed thereto in the Agreement.

                                   ARTICLE 3
                                 BINDING EFFECT

3.1 Upon being approved by the requisite majority of all a respective CPC's respective Securityholders in accordance with the terms of the Interim Order, and upon the granting of the Final Order and the satisfaction or waiver of all the other conditions required to obligate a CPC to fulfill its obligations hereunder, the Plan of Arrangement will be binding on such CPC and all of the holders of its securities.

                                   ARTICLE 4
                                 THE ARRANGEMENT

4.1 At the Effective Time, the following events and transactions will occur. Such events and transactions will be deemed to occur in the following order, without any further act or formality on the part of any of the parties to the Arrangement and notwithstanding any provisions contained in, or attached to, the constating documents or any outstanding securities of Verb, Millennium, and Lattice:

      (a) the Merging CPC's shall merge with and into Verb pursuant to section 252 of the Company Act (British Columbia), such that Verb shall continue as the surviving corporation and such that Verb shall be seized of and hold and possess all the property, rights and interests of each of the Merging CPC's and shall be subject to all the debts, liabilities and obligations of each of the Merging CPC's, including any obligations to the Dissenting Shareholders of the Merging CPC's pursuant to the applicable provisions of the Agreement, this Plan of Arrangement and the B.C. Act, and the requirements of the Final Order and all other applicable legislation and regulatory authorities;

      (b) all outstanding securities of the Merging CPC's (other than those held by Dissenting Shareholders) shall be exchanged into common shares of Verb and warrants evidencing the right to purchase common shares of Verb, as provided for in section 4.2 herein;

      (c) all outstanding securities of the Merging CPC's (other than those held by Dissenting Shareholders) shall be cancelled without any repayment of capital in respect thereof;

      (d) all outstanding securities of the Merging CPC's held by Dissenting Shareholders shall be cancelled and such Dissenting Shareholders shall become, and may assert and exercise all right of, a creditor of Verb until paid in full for the fair value thereof as may be determined by the Court;

      (e) the Merging CPC's shall be wound-up and dissolved in accordance with the Final Order; and

      (f) the Certificate of Incorporation, Memorandum and Articles of Verb in effect immediately prior to the Effective Time shall continue, uninterrupted and unaffected, upon completion of the merger of the Merging CPC's into Verb as contemplated above.

4.2 At the Effective Time, the number of Vend-In Shares and the number and terms of the Vend-In Warrants to be issued to a Merging CPC's respective Securityholders will be based upon the amount of Net Cash of the respective Merging CPC as at the Effective Time. Subject to the adjustments set out below, the following Vend-In Shares and Vend-In Warrants will be issued:

      (a) Based on the amount of Net Cash of Millennium as at the time of the execution of the Letter of Intent, the holders of Millennium Shares on the Effective Date will be entitled to receive an aggregate of approximately 1,369,500 Vend-In Shares, on a pro rata basis;

      (b) Based on the amount of Net Cash of Millennium as at the time of the execution of the Letter of Intent, the holders of Millennium Options on the Effective Date will be entitled to receive an aggregate of 130,428 Vend-In Warrants, on a pro rata basis exercisable at $0.31 per share until December 20, 2004;

      (c) Based on the amount of Net Cash of Lattice as at the time of the execution of the Letter of Intent, the holders of Lattice's Shares on the Effective Date will be entitled to receive an aggregate of approximately 1,216,545 Vend-In Shares, on a pro rata basis;

      (d) Based on the amount of Net Cash of Lattice as at the time of the execution of the Letter of Intent, the holders of Lattice Options on the Effective Date will be entitled to receive an aggregate of 121,655 Vend-In Warrants on a pro rata basis exercisable at $0.41 per share until December 20, 2004;

      always provided that the aggregate number of Vend-In Shares issued to a Merging CPC's respective Shareholders will be reduced or increased by one
      (1) Vend-In Share for each $0.18 decrease or increase, respectively, in Net Cash held by the Merging CPC at the Effective Time as compared to the Net Cash held by the CPC at the time of execution of its Letter of Intent (and provided that a Merging CPC may expend cash on certain permitted expenditures and up to $2,500 on non-permitted expenditures, as set forth in the Letter of Intent, without triggering the aforementioned adjustment), including but not limited to a downward adjustment in Net Cash to represent the cash value of the obligations owed to the Dissenting Shareholders of the Merging CPC.

      Likewise, the aggregate number of Vend-In Warrants and the exercise price thereof, to be issued to a Merging CPC's respective Optionholders, will be adjusted in the same manner.

                                   ARTICLE 5
                       CERTIFICATES EXCHANGE AND PAYMENTS

5.1 After the Effective Time, certificates representing a Merging CPC's respective former CPC Securities, other than those to which Article 6 herein applies, shall represent only the right to receive certificates representing the Vend-In Shares and Vend-In Warrants which the former holder of such former CPC Securities is entitled to receive pursuant to the Arrangement and, with respect to Vend-In Shares, upon compliance with the requirements of Section 5.4 herein.

5.2 After the Effective Time, certificates representing a Merging CPC's respective former CPC Securities to which Article 6 herein applies shall represent only the right to receive payment, or Vend-In Shares and Vend-In Warrants (should the demand for purchase be subsequently withdrawn with the expressed consent of Verb), which the Dissenting Shareholders are entitled to receive pursuant to Article 6 herein.

5.3 No fractional Vend-In Shares or Vend-In Warrants will be issued pursuant to this Arrangement, and a Securityholder who would otherwise be entitled to a fractional share or warrant which is 0.5 or more will be issued one additional whole Vend-In Share or Vend-In Warrant, as applicable, in lieu of such fractional share or warrant, but a fractional share or warrant which is less than 0.5 will be ignored.

5.4 As soon as reasonably practicable after the Effective Time, Verb shall forward or cause to be forwarded to each of the Merging CPC's respective former Shareholders, other than those to which Article 6 applies, a Letter of Transmittal containing instructions for the obtaining of certificates representing the appropriate Vend-In Shares to be issued pursuant to the Arrangement.

      Upon the later of (i) the Effective Time and (ii) the date of deposit by a Merging CPC's respective former Shareholder, other than those to which
      Article 6 applies, with the Depository of a duly completed Letter of Transmittal together with the certificates representing the Merging CPC's former common shares held by such former Shareholder, Verb shall:

      (a) forward or cause to be forwarded, by first class mail (postage prepaid) to the address specified in such former Shareholder's Letter of Transmittal; or

      (b) if requested by such former Shareholder in the Letter of Transmittal, make available or cause to be made available at the Depositary for pickup by such holder,

      certificates representing the requisite number of Vend-In Shares as determined pursuant to Article 4 herein, registered in the name of the person specified in such former Shareholder's Letter of Transmittal.

5.5 As soon as reasonably practicable after the Effective Time, Verb shall forward or cause to be forwarded to each of the Merging CPC's respective former Optionholders, other than those to whom Article 6 applies, by first class mail (postage prepaid) to the address of the former Optionholder as shown in the appropriate register maintained by the Merging CPC, certificates representing the requisite number of Vend-In Warrants as determined pursuant to Article 4 herein, registered in the name of the former Optionholder.

5.6 The former holders of each of the Merging CPC's respective former CPC Securities shall not be entitled to any interest, dividend, premium or other payment on or with respect to such former CPC Securities, other than the delivery of Vend-In Shares, Vend-In Warrants or the fair value of such CPC Securities in connection with the valid exercise of dissent rights, as applicable, which they are entitled to receive pursuant to the Arrangement.

5.7 Any certificate representing a Merging CPC's former common shares that is not deposited as provided for in section 5.4 herein on or before the sixth anniversary of the Closing Date shall cease to represent a right or claim of any kind or nature, and the right and claim of the former holder of such former common shares to receive the Vend-In Shares as provided for herein and the certificates representing same shall be deemed to be surrendered to and for the benefit of Verb together with all dividends or distributions thereon held for the former holder of such former common shares.

5.8 All dividends paid or distributions made in respect of Vend-In Shares to be issued to a former holder of a Merging CPC's former common shares for which a certificate representing the Vend-In Shares has not been delivered to such former holder in accordance with section 5.4 herein (an "Untendered Share") shall be paid or delivered to such Depositary, to be held in trust for such former holder for delivery to such former holder (subject to section 5.6 herein), net of all withholding and other taxes, upon delivery of the certificate representing such Vend-In Shares in accordance with section 5.4 herein.

      In the event there shall be (i) a reclassification of Verb's outstanding common shares, a change in Verb's common shares into other shares or securities, a subdivision or consolidation of Verb's common shares into a greater or lesser number of common shares, or any other capital reorganization of Verb, or (ii) a consolidation, amalgamation or merger of Verb with or into any other corporation other than a consolidation, amalgamation or merger which does not result in any reclassification of Verb's outstanding common shares or a change in Verb's common shares into other shares or securities (any of such events being called a "Capital Reorganization"), any persons entitled to Untendered Shares shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of Untendered Shares to which such person was theretofore entitled to acquire, the aggregate number of shares, other securities or other property which such person should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, such person had held the number of Untendered Shares to which such person was theretofore entitled to acquire pursuant to the Arrangement. If determined appropriate by Verb acting reasonably, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of such person in respect of a Capital Reorganization, to the end that the provisions set forth herein shall correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization with regard to the Untendered Shares pursuant to the Arrangement. Any such adjustment made by and approved by the directors of Verb shall for all purposes be conclusively deemed to be an appropriate adjustment.

                                   ARTICLE 6
                                RIGHTS OF DISSENT

6.1 Notwithstanding Article 4, Shareholders of a Merging CPC may exercise a right of dissent (the "Right of Dissent") pursuant to the provisions of the Interim Order and this Article 6.

6.2 A Shareholder who wishes to exercise his or her Right of Dissent must give written notice of his or her dissent (a "Notice of Dissent") to the applicable Merging CPC by depositing such Notice of Dissent with the Merging CPC, or mailing it by registered mail, c/o Anfield Sujir Kennedy & Durno at 1600 - 609 Granville Street, Vancouver, British Columbia, V7Y 1C3, marked to the attention of Jeff Durno, or by personally serving it on any director or officer of the respective Merging CPC, in all cases not later than 48 hours before the Meetings. To be valid, a Notice of Dissent must:

      (a)   state that the Shareholder is exercising its Right of Dissent; and

      (b) specify the number of Millennium Shares or Lattice Shares (which must not be less than all of the Millennium Shares or Lattice Shares held by such person) in respect of which such Shareholder is exercising its Right of Dissent.

6.3 The giving of a Notice of Dissent does not deprive a Shareholder of its right to vote at the applicable Meeting against the resolution approving the Arrangement. A vote against such resolution or the execution or exercise of a proxy does not constitute a Notice of Dissent.

6.4 A Shareholder is not entitled to exercise a Right of Dissent with respect to any Millennium Shares or Lattice Shares, as the case may be, if the Shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed its proxyholder to vote) in favour of the resolution approving the Arrangement. A Shareholder, however, may vote as proxy for a Shareholder whose proxy requires an affirmative vote, without affecting his or her right to exercise the Right of Dissent.

6.5 If the resolution approving the Arrangement is passed by the applicable CPC, the applicable Merging CPC will give each Shareholder that has delivered a valid Notice of Dissent (being the "Dissenting Shareholders") prior notice of its intention to act (a "Notice of Intention to Act") on such resolution.

6.6 On receiving a Notice of Intention to Act in accordance with Section 6.5, the Dissenting Shareholder is entitled to require the applicable Merging CPC to purchase all of the Millennium Shares or Lattice Shares in respect of which the Notice of Dissent was given.

6.7 The Dissenting Shareholder may only exercise the right under Section 6.6 by delivering to the applicable Merging CPC, at the address specified in
      Section 6.2 within 14 days after the Merging CPC gives the Notice of Intention to Act in accordance with Section 6.5:

      (a) a notice that he or she requires the Merging CPC to purchase all the Millennium Shares or Lattice Shares referred to in Section 6.6; and

      (b) the share certificate(s) representing all the Millennium Shares or Lattice Shares referred to in Section 6.6,

and thereupon the Dissenting Shareholder is bound to sell those Millennium Shares or Lattice Shares, as applicable, to the applicable Merging CPC and such Merging CPC is bound to purchase them.

6.8 The price to be paid to the Dissenting Shareholder for his or her Millennium Shares or Lattice Shares will be their fair value as of the day before the date on which the resolution referred to in

      Section 6.4 was passed and every Dissenting Shareholder who has complied with Section 6.7 will be paid the same price.

6.9 The fair value of the Millennium Shares or the Lattice Shares, as the case may be, shall be determined in accordance with the provisions of the Interim Order and the Company Act (British Columbia).

6.10 Any notice required to be given by a Merging CPC or a Dissenting Shareholder to the other in connection with the exercise of the Right of Dissent will be deemed to have been given and received, if delivered, on the day of delivery, or, if mailed, on the earlier of the date of receipt and the fifth business day after the day of mailing, or, if sent by telecopier or other similar form of transmission, the first business day after the date of transmittal.

6.11  A holder of Millennium Shares or Lattice Shares who:

      (a) properly exercises the Right of Dissent by complying with all of the procedures (the "Dissent Procedures") required to be complied with by a Dissenting Shareholder, will

            (i)     be bound by the provisions of this Section 6.11;

            (ii)    be deemed not to have participated in the Arrangement;

            (iii) as of the Effective Date, cease to have any right as a Shareholder other than the right to be paid the fair value of the Millennium Shares or Lattice Shares by the applicable Merging CPC in accordance with the Dissent Procedures; or

      (b)   seeks to exercise the Right of Dissent, but

            (i) who for any reason does not properly fulfill each of the Dissent Procedures required to be completed by a Dissenting Shareholder; or

            (ii) subsequent to giving his or her Notice of Dissent acts inconsistently with such dissent;

will be deemed to have participated in the Arrangement on the same basis as each non-dissenting Shareholder and will be issued, as of the Effective Date, such Vend-In Shares as it is entitled to on the basis determined in accordance with
Article 4.

                                   ARTICLE 7
                                   AMENDMENTS

7.1 Verb and each of the CPC's may, at any time and from time to time before the Effective Time, vary, amend, modify or supplement this Plan of Arrangement (including the Schedules hereto), provided the Court approves the Plan of Arrangement as so varied, amended, modified or supplemented.

                                  SCHEDULE "B"
                        VERB CONVERTIBLE SECURITYHOLDERS

            to the Arrangement Agreement between Verb Exchange Inc., Millennium Ventures Ltd. and Lattice Capital Corporation




OUTSTANDING WARRANTS
--------------------

132,000 warrants exercisable at $0.35 until March 27, 2004

990,138 warrants exercisable at $0.80 until April 23, 2003; Verb Exchange Inc. has made application to amend the terms of these warrants to reduce their exercise price to $0.35 and to extend their expiry date for an additional year. The amendment of these warrants remains subject to regulatory approval.

200,000 warrants exercisable at $0.75 until November 11, 2003

25,000 warrants exercisable at US$5.00 until November 15, 2003

30,000 warrants exercisable at $1.25 until November 30, 2003

1,000,000 warrants exercisable at $1.25 until May 11, 2004

748,700 warrants exercisable at $0.80 until September 30, 2003

843,530 warrants exercisable at $0.80 until November 11, 2003

149,200 warrants exercisable at $0.80 until November 11, 2003



OUTSTANDING STOCK OPTIONS
-------------------------

An aggregate of 1,642,000 options exercisable at $0.50 until November 12, 2007.